UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2018
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2018, Ellie Mae, Inc. (the “Company”) announced the appointment of Daniel Madden as Executive Vice President, Chief Financial Officer, effective December 20, 2018. Mr. Madden will succeed Popi Heron who served as Chief Financial Officer in an interim capacity.
Mr. Madden will receive (i) an annual base salary of $400,000, (ii) an annual target non-equity incentive plan compensation of $240,000, and (iii) a one-time cash signing bonus of $175,000 that he would be required to repay in the event he resigned within his first year of employment. In addition, subject to approval by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Mr. Madden will be granted an initial restricted stock unit award with an initial grant date fair value of $2,000,000, which will vest on an annual basis over four years from the date of grant, and will also receive an initial performance share unit award (the “PSU Award”) for calendar year 2019 in connection with the 2019 executive performance share program with an initial grant date fair value of $1,000,000, which will convert into the right to receive a number of restricted stock units equal to between 0% and 200% of the grant date fair value depending on achievement against corporate performance objectives for calendar year 2019 to be approved by the Compensation Committee, and vest on an annual basis over four years from the date of grant. All equity grants will be made pursuant to the Company’s 2011 Equity Incentive Award Plan.
Mr. Madden, 51, currently serves as Chief Financial Officer for Revel Systems and has done so since July 2017, where he leads the growing organization’s finance team. Prior to joining Revel Systems, Mr. Madden was the Executive Vice President, Chief Financial Officer at Cepheid Inc., a leading molecular diagnostics company, from August 2015 to March 2017, and was the Vice President, Corporate Controller at Cepheid Inc. from June 2014 to August 2015. From March 2008 to January 2014, Mr. Madden was the Vice President, Finance and Corporate Controller at Symmetricom, Inc., where he led the company’s finance, accounting, and investor relations functions. Previously, Mr. Madden held financial leadership positions at Sonic Solutions, Advanced Fibre Communications, Inc., and McKesson Corporation. Mr. Madden began his career with Ernst & Young and holds a bachelor’s degree in business administration from California State University, Sacramento.
In connection with his appointment, the Company anticipates that Mr. Madden will enter into the Company’s standard form of indemnification agreement for directors and executive officers, a copy of which was previously filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 5, 2010, as well as the Company’s standard form of change of control severance agreement for executive officers, a copy of which was previously filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2015.
Mr. Madden does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company and there are no arrangements or understandings between Mr. Madden and any other person pursuant to which Mr. Madden was appointed as Chief Financial Officer of the Company. There are no transactions in which Mr. Madden had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated November 28, 2018, issued by Ellie Mae, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2018	ELLIE MAE, INC.
By: /s/ Brian Brown
Name: Brian Brown
Executive Vice President and General Counsel